UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): May 27, 2010

Tidelands Bancshares, Inc.

(Exact name of registrant as specified in its charter)

South Carolina

(State or other jurisdiction of incorporation)

001-33065	02-0570232
(Commission File Number)	(IRS Employer Identification No.)

875 Lowcountry Blvd., Mount Pleasant, South Carolina	29464
(Address of principal executive offices)	(Zip Code)

(843) 388-8433

(Registrant’s telephone number, including area code)

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 2.01.  Completion of Acquisition or Disposition of Assets

On May 27, 2010, the board of directors of Tidelands Bancshares, Inc., and its wholly-owned subsidiary Tidelands Bank, approved a plan to divest non-core assets in a series of open market transactions with the assistance of various brokers.  The company intends to liquidate approximately $210 million of its investment portfolio and recognize a gain of between $1.2 million and $1.5 million.  The company also intends to liquidate the liabilities underlying those investment securities, including advances from the Federal Home Loan Bank, repurchase agreements, and brokered certificates of deposit and money markets of between $200 million to $225 million.  The company has initiated the plan and expects to substantially complete the divestiture by June 30, 2010.  The company’s plan also includes Tidelands Bank’s continued active review and management of its remaining asset portfolio, including material additions to Tidelands Bank’s allowance for loan losses.  Upon completion, the company will hold approximately $550 million in assets and $450 million in deposits.

ITEM 8.01.  Other Events

On June 3, 2010, Tidelands Bancshares, Inc. issued a press release announcing its plan to divest non-core assets.  A copy of the press release is attached hereto as Exhibit 99.1.

ITEM 9.01.  Financial Statements and Exhibits

(d)           Exhibits

Exhibit No.	Exhibit
99.1	Press Release from Tidelands Bancshares, Inc. dated June 3, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIDELANDS BANCSHARES, INC.

Dated: June 2, 2010	By:	/s/ Alan W. Jackson
Alan W. Jackson
Chief Financial Officer